2Q Earnings Review July 24, 2019

Creating Tomorrow, Together Our Freedom of movement drives human progress. Belief Our To become the world’s most trusted company, Aspiration designing smart vehicles for a smart world. Passion for Product & Deep Customer Insight Our Plan for Value Creation Winning Propulsion Autonomous Mobility Portfolio Choices Technology Experiences Fitness Metrics Operating Leverage Free Cash Flow Build, Partner, Buy Growth Capital Efficiency EBIT Margin Strong Balance Sheet ROIC Our People Culture & Values 2

Financial Highlights Company Adj. $0.2B 2Q Up $2B YoY Free Cash Flow* $2.1B YTD Up 80% YoY Company Cash* – June 30 $23.2B Above $20B Target Liquidity – June 30 $37.3B Above $30B Target 2Q Company Revenue $38.9B ~ Flat YoY 2Q Company Adj. EBIT* $1.7B ~ Flat YoY 2Q Company Adj. 4.3% ~ Flat YoY EBIT Margin* 2Q Adj. EPS* $0.28 Up $0.01 YoY 2Q Automotive EBIT $1.4B Up 19% YoY * See Appendix for reconciliation to GAAP and definitions 3

Strategic Focus • Fortifying franchise strengths with new products • Improving mix with higher ATPs and margins Winning Portfolio • Strengthened electric vehicle plan, including future vehicles with Rivian and VW • Improving free cash flow, driven by Automotive • Improving operating leverage and breakeven Fitness • Reallocating capital to higher-return investments • Advancing alliances, including with VW, Mahindra and Rivian Accelerating Global • Executing redesign of regional businesses and global management Redesign structure; accelerating actions in Europe • Scaling products and businesses connecting smart vehicles to a smart Smart Vehicles For world A Smart World • Building out AV business operations and commercial deployment plans as we develop and test the technology 4

Winning Portfolio – 2019 And 2020 Mustang-Inspired BEV SUV Territory Corsair Super Duty Bronco Explorer Transit 2T F-150 Ranger Aviator Small, Rugged Escape / Kuga Off-Road Utility Puma Truck And Utility Launches Fortify Franchise Strengths And Further Improve Mix North America South America Europe China Asia Pacific Ops Middle East & Africa Hybrid / Electric Offering 5

Winning Portfolio Ranger Picture To Be Added Explorer Aviator F-150 Ranger Adventure-Ready SUVs Truck & Commercial Vehicle Quality No-Compromise Hybrids (CV) Leadership • All-new Explorer – broadest lineup • Ford and Lincoln both rank in • 2Q – our best quarter for U.S. pickup ever, including ST and hybrid the Top 5 brands for the first time sales since 2004 <Video Link> • 10 of 16 models ranking in the • F-Series – highest transaction prices in • Police Interceptor Utility – fastest Top 3 in their segment the segment pursuit rated vehicle available; • North America Ranger – fast start with largest share of U.S. market strong transaction prices and 14+% • Aviator – Lincoln’s new entry in the segment share growing luxury midsize market • #1 CV brand in Europe and Source: J.D. Power 2019 U.S. Initial Quality Study North America Shift In Capital Allocation To Higher-Return Trucks And Utilities 6

Ford In Europe: Roadmap To Sustainable Profitability NEW CUSTOMER-FOCUSED BUSINESS GROUPS Commercial Vehicles Passenger Vehicles Imports • Grow further as Europe’s #1 CV brand • European-built cars and SUVs • Niche portfolio of iconic models • Strengthen pickup segment leadership • Every new passenger vehicle • Significant growth planned nameplate to include electrified option At least three new utility nameplates in next five years • On track to deliver 2020 – 2021 CO2 targets CO2 Performance • Improving conventional powertrains, country-specific vehicle portfolio management, new hybrid and electric propulsion choices without penalties or credits Broad-Based Manufacturing 6 plants sold, closing, or proposed to close, reducing European footprint to 18 facilities by Efficiency Footprint end of 2020, down from 24 Improvement Actions Cost • Discontinuing underperforming vehicles: C-MAX, Grand C-MAX, KA+ • Reducing 12,000 positions across Europe and consolidating U.K. Reduction offices Agile • 20% management cost reduction • Streamlined marketing & sales organization Structure • Driving decision-making to lowest layer, reducing bureaucracy 7 7

Ford And Volkswagen Collaboration Creates Global Strategy To Win In AVs, EVs And Commercial Vehicles January announcement to develop commercial vans and 1 Leading positions medium-sized pickups for global market Working toward AV leadership by strengthening Argo AI with 2 Broad geographic equal ownership. Estimated new valuation of >$7B footprint Ford is the first additional OEM to use VW’s MEB electric 3 vehicle architecture Better address Collaboration to produce AVs, EVs, LCVs and pickups yielding customer needs 4 synergies of at least several hundred million dollars for each company at peak cycle Shared investment costs while maintaining independent 5 companies and unique competitive advantages 8

Tim Stone Chief Financial Officer Financial Review

Summary • 2019 and 2020 are robust launch years – as we bolster our Winning Portfolio, reallocate capital to higher-return growth opportunities and execute changeovers of our most profitable and highest-volume vehicles • Global Redesign and Fitness initiatives progressing well – improving the trajectory of future growth, cash flow, profitability and returns on capital • Ford Credit continues to deliver excellent results • Continue to expect strong execution – especially in North America, Europe and China 10

Company Key Metrics Summary • 2Q revenue flat YoY, with strong SECOND QUARTER YEAR TO DATE mix and pricing offset by lower 2018 2019 H / (L) 2018 2019 H / (L) launch-related Explorer volume and exchange Market Share (%) 6.7% 6.2% (0.5) ppts 6.6% 6.1% (0.5) ppts Wholesale Units (000) 1,493 1,364 (9) % 3,155 2,789 (12) % • 2Q Company adj. free cash flow Revenue ($B) $ 38.9 $ 38.9 - % $ 80.9 $ 79.2 (2) % improved $2B driven by improvements in working capital; first half grew 80% YoY Company Adj. Free Cash Flow* ($B) $ (1.8) $ 0.2 $ 2.0 $ 1.2 $ 2.1 $ 0.9 Adjusted Free Cash Conversion* (%) 26% 51% 25 ppts • Company adj. EBIT flat YoY; Company Adj. EBIT* ($B) $ 1.7 $ 1.7 $ - $ 3.9 $ 4.1 $ 0.2 includes volume impact of Company Adj. EBIT Margin* (%) 4.3% 4.3% - ppts 4.8% 5.2% 0.4 ppts all-new Explorer launch and $0.2B Adjusted EPS* (Diluted) $ 0.27 $ 0.28 $ 0.01 $ 0.70 $ 0.72 $ 0.02 mark-to-market loss on Pivotal Adjusted ROIC* (Trailing Four Qtrs) 8.7% 8.5% (0.2) ppts shares • Company adj. EPS was $0.28; excluding Pivotal loss, adj. EPS would have been $0.32 * See Appendix for reconciliation to GAAP and definitions 11

Company Key Financial Metrics Company Adjusted Free Cash Flow ($B) Company Revenue ($B) $3.0 $1.5 $1.9 $42.0 $41.8 $0.1 $0.2 $40.3 $38.9 $38.9 $37.6 $(1.8) 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth 48% N/M 108% (32)% (36)% 111% YoY Growth 7% (2)% 3% 1% (4)% -.% Company Adjusted EBIT ($B) Company Adjusted EBIT Margin (%) $2.4 $2.2 6.1% 5.2% $1.7 $1.7 $1.5 $1.7 4.3% 4.4% 4.3% 3.5% 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth (13)% (40)% (27)% (28)% 12% (2)% YoY Growth (1.2) ppts (2.7) ppts (1.9) ppts (1.4) ppts 0.9 ppts -.ppts Note: See Appendix for reconciliation to GAAP and definitions N/M = Not Measurable 12

Company 2Q 2019 Revenue YoY Bridge ($B) • Company revenue flat YoY; up 3% excluding exchange • Pricing was positive in all regions, led by North America’s franchise strengths in trucks and utilities • Adverse exchange driven primarily by Europe and South America 2Q 2018 Volume / Mix Pricing Other Exchange 2Q 2019 13

Company 2Q 2019 Results ($M) • Company adj. EBIT driven by another strong quarter of Auto $1,654 and Credit performance $1,373 $831 • Auto grew 19% YoY; sequential EBIT decline driven by volume $148 impact of all-new Explorer launch $(57) • Credit grew 29% YoY $(264) $(286) $(244) • Continued strategic investment in future Mobility $(1,205) Taxes / Non- • Corporate Other includes the Auto Mobility Ford Credit Corporate Company Interest Special Controlling Net Income $0.2B mark-to-market loss on Other Adj. EBIT* On Debt Items Interests (GAAP) Pivotal investment B / (W) 2Q 2018 $ 216 $(83) $186 $(357) $ (38) $57 $(1,163) $226 $(918) • Significant Special Items reflect 1Q 2019 (635) 24 30 (212) (792) - (613) 407 (999) restructuring costs in Europe and South America * See Appendix for reconciliation to GAAP and definitions 14

Automotive 2Q 2019 EBIT By Region ($M) $1,696 $1,373 • Auto EBIT of $1.4B was driven by $(322) North America which earned $1.7B • Operations outside North America $53 $30 improved 46% YoY, driven by progress in China and Europe $(45) $(205) $(155) North South Asia Pacific Middle East Automotive America America Europe China Operations & Africa B / (W) 2Q 2018 $ 216 $ (57) $(27) $126 $328 $(59) $(94) 1Q 2019 (635) (509) (47) (3) (27) 11 (60) 15

Mobility 2Q 2019 EBIT YoY Bridge ($M) • Continued strategic investment in future Mobility • Ramp-up of Autonomous Vehicles includes nearly 50% YoY growth of Argo headcount Ford Smart Autonomous 2Q 2018 Mobility Vehicles 2Q 2019 16

Ford Credit Key Metrics SECOND QUARTER YEAR TO DATE 2018 2019 H / (L) 2018 2019 H / (L) • Strong EBT up 29% YoY Net Receivables ($B) $ 143 $ 143 - % $ 143 $ 143 - % • Receivables about flat from a Managed Receivables* ($B) $ 151 $ 152 - % $ 151 $ 152 - % year ago Loss-to-Receivables** (LTR) 40 bps 39 bps (1) bp 51 bps 47 bps (4) bps Auction Values*** $18,435 $18,465 - % $18,020 $17,905 (1) % • Healthy U.S. consumer credit Earnings Before Taxes (EBT) ($M) $ 645 $ 831 $ 186 $ 1,286 $ 1,632 $ 346 metrics with improved LTR ROE (% ) 12% 16% 4 ppts 15% 16% 1 ppt • Auction performance slightly Other Balance Sheet Metrics better than expectations; now Debt ($B) $ 137 $ 141 4 % expect FY auction values to Net Liquidity ($B) $ 27 $ 34 23 % be down around 3% YoY Financial Statement Leverage (to 1) 8.9 9.5 0.6 Managed Leverage* (to 1) 8.3 8.6 0.3 • Balance sheet and liquidity remain strong; managed leverage within target range of 8:1 to 9:1 * See Appendix for reconciliation to GAAP and definitions ** U.S. retail only, previously included both retail and lease *** U.S. 36-month off-lease second quarter auction values at 2Q 2019 mix 17

Company • 2Q Company adj. free cash flow Cash Flow And Balance Sheet ($B) includes impact of Explorer launch and is up $2B YoY 2018 2019 2018 2019 2Q 2Q YTD YTD • First half cash flow up 80% YoY Company Cash Flow Company Adj. Free Cash Flow* $ (1.8) $ 0.2 $ 1.2 $ 2.1 • Committed to investment grade Change in Company Cash (2.4) (1.0) (1.3) 0.2 credit ratings and a strong balance sheet 2018 2019 • Company cash and liquidity Dec 31 Jun 30 balances remain strong and Balance Sheet and Liquidity above targets of $20B and $30B, Company Excluding Ford Credit respectively Company Cash* $ 23.1 $ 23.2 Liquidity 34.2 37.3 • Added $3.5B supplemental credit Debt $ (14.1) $ (14.6) facility and issued $750M of Cash Net of Debt 8.9 8.7 retail bonds; proceeds used to Pension Funded Status* repay higher-cost affiliate debt Funded Plans $ (0.3) $ 0.5 Unfunded Plans (6.0) (6.2) • Global funded pension plans fully Total Global Pension $ (6.3) $ (5.7) funded and de-risked; full year funded contributions expected to Total Funded Status OPEB $ (5.6) $ (5.6) be about $650M * See Appendix for reconciliation to GAAP and definitions • Continue to expect full year 18 shareholder distributions of $2.6B

Company Special Items ($M) SECOND QUARTER YEAR TO DATE Global Redesign ($B) 2018 2019 2018 2019 Future Actions Recorded This Quarter Global Redesign Recorded In Prior Quarters South America São Bernardo closure $ - $ (169) $ - $ (362) Other South America (16) (66) (24) (74) ~$11 Russia - (211) - (385) Other Europe (incl. Bridgend, Saarlouis, etc.) (26) (707) (26) (822) Separations (not included above) - (58) - (82) Subtotal Global Redesign $ (42) $ (1,211) $ (50) $ (1,725) Other Items ~$7 Focus cancellation $ - $ (5) $ (10) $ (72) $8.8 Chariot closure - - - (11) Subtotal Other Items $ - $ (5) $ (10) $ (83) Pension and OPEB Gain / (Loss) 2019 Outlook $6.4 Other pension remeasurement $ - $ 10 $ 26 $ 10 $3.0 - $3.5B Pension curtailment - - 15 - 2019 Outlook $1.5 - $2.0B Subtotal Pension and OPEB Gain / (Loss) $ - $ 10 $ 41 $ 10 $1.2 $0.2 $1.0 Total EBIT Special Items $ (42) $ (1,205) $ (19) $ (1,797) $0.4 Cash effect of Global Redesign (incl. separations) $ (18) $ (222) $ (34) $ (358) EBIT Charges Cash Effects 19

Company 2019 Outlook 2018 2019** Improvement Adj. Free Cash Flow* $2.8B From 2018 Adj. EBIT* $7.0B $7.0 - $7.5B Adj. EPS* $1.30 $1.20 - $1.35*** * See Appendix for reconciliation to GAAP and definitions ** Replaces 2019 Outlook from first quarter of 2019 *** Assumes an 18 - 20% adjusted effective tax rate 20

Questions & Answers

Creating Tomorrow, Together • Our second quarter results Our demonstrate the global redesign Freedom of movement drives human progress. Belief of Ford is driving positive shifts in our business Our To become the world’s most trusted company, Aspiration designing smart vehicles for a smart world. • We are improving our Fitness Passion for Product & Deep Customer Insight Our Plan for Value Creation • We are driving a Winning Winning Propulsion Autonomous Mobility Portfolio, where we are fortifying Portfolio Choices Technology Experiences our strengths, improving mix and expanding our electric Fitness Metrics vehicle portfolio Operating Leverage Free Cash Flow • The trajectory of the company is Growth Build, Partner, Buy improving in terms of growth, Capital Efficiency EBIT Margin cash flow and profitability Strong Balance Sheet ROIC Our People Culture & Values 22

Supplemental Materials Financial Review

2019 Announcements

Winning Portfolio > Fitness > Accelerating Global Redesign > Smart Vehicles For A Smart World

COMPANY

- Redesign of management structure
- Rivian investment
- Global alliance with VW – commercial vehicles and medium pickups
- ✓ Expanded VW alliance in AV and EV; VW investment in Argo AI and Ford to use MEB platform in Europe

NORTH AMERICA

- ✓ Launched all-new Explorer and Aviator
- ✓ All-new Tremor Off-Road Package announced for 2020MY Super Duty
- ✓ Launched FordPass Rewards, a new customer loyalty program

SOUTH AMERICA

- Exiting heavy truck production at São Bernardo; discontinuing Fiesta
- Discontinued Focus in Argentina

MOBILITY

- Selected third city for AV business operations and commercial deployment
- The Transportation Mobility Cloud powered by Amazon Web Services (AWS)
- Deploying cellular vehicle-to-everything **technology in all**-new vehicles launched in the U.S. beginning in 2022; begin deploying in China by 2021
- Coupled China new Sync+ infotainment with a new version of FordPass

EUROPE

- Restructured Ford Sollers JV in Russia
- ✓ Reducing 12,000 positions by the end of 2020
- ✓ Reducing manufacturing footprint from 24 to 18 facilities
- ✓ Planning 16 new hybrid and all-electric vehicles

CHINA

- Ford China 2.0 – Best of Ford, Best of China
- 30+ new products in 3 years
- ✓ Aggressive vehicle rollout begun – new Kuga / ST Line, Edge ST / ST Line, Taurus, Focus Active
- ✓ Territory EV revealed – first BEV in China
- ✓ SYNC+ IVI (powered by Baidu) ready to launch in 4 nameplates

INT'L MARKETS

- Signed agreement with Mahindra to co-develop a midsize SUV
- ✓ Opened Ford Research Center, Israel
- ✓ Launched 6 new Ranger variants in Thailand
- ✓ Launched Lincoln Nautilus in Korea
- ✓ Expanded production at Ford Struandale Engine Plant (South Africa)

✓ = New this quarter

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Company
Results ($M)

	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q	2019 2Q
North America	$ 1,935	$ 1,753	$ 1,960	$ 1,959	$ 7,607	$ 2,205	$ 1,696
South America	(149)	(178)	(152)	(199)	(678)	(158)	(205)
Europe	119	(73)	(245)	(199)	(398)	57	53
China	(150)	(483)	(378)	(534)	(1,545)	(128)	(155)
Asia Pacific Operations	31	89	170	153	444	19	30
Middle East & Africa	(54)	49	47	(49)	(7)	14	(45)
Automotive	$ 1,732	$ 1,157	$ 1,402	$ 1,131	$ 5,422	$ 2,009	$ 1,373
Mobility	(102)	(181)	(196)	(195)	(674)	(288)	(264)
Ford Credit	641	645	678	663	2,627	801	831
Corporate Other	(86)	71	(216)	(142)	(373)	(75)	(286)
Adjusted EBIT	$ 2,185	$ 1,692	$ 1,668	$ 1,457	$ 7,002	$ 2,447	$ 1,654
Interest on Debt	(289)	(301)	(343)	(295)	(1,228)	(245)	(244)
Special Items (excl. tax)	23	(42)	(231)	(1,179)	(1,429)	(592)	(1,205)
Taxes	(174)	(280)	(101)	(95)	(650)	(427)	(55)
Less: Non-Controlling Interests	9	3	2	4	18	37	2
Net Income Attributable to Ford	$ 1,736	$ 1,066	$ 991	$ (116)	$ 3,677	$ 1,146	$ 148
Company Adjusted Free Cash Flow ($B)	$ 3.0	$ (1.8)	$ 0.1	$ 1.5	$ 2.8	$ 1.9	$ 0.2
Revenue ($B)	42.0	38.9	37.6	41.8	160.3	40.3	38.9
Automotive EBIT Margin (%)	4.4 %	3.2 %	4.0 %	2.9 %	3.7 %	5.4 %	3.8 %
Company Adjusted EBIT Margin (%)	5.2	4.3	4.4	3.5	4.4	6.1	4.3
Net Income Margin (%)	4.1	2.7	2.6	(0.3)	2.3	2.8	0.4
Adjusted EPS	$ 0.43	$ 0.27	$ 0.29	$ 0.30	$ 1.30	$ 0.44	$ 0.28
EPS (GAAP)	0.43	0.27	0.25	(0.03)	0.92	0.29	0.04

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Automotive Key Metrics SECOND QUARTER YEAR TO DATE 2018 2019 H / (L) 2018 2019 H / (L) • 2Q EBIT grew 19% YoY driven by our franchise strengths and Global SAAR (M) 97.3 95.7 (2) % 96.3 94.9 (1) % benefits of global redesign Market Share (%) 6.7% 6.2% (0.5) ppts 6.6% 6.1% (0.5) ppts • Reduction in volume driven by Wholesale Units (000) 1,493 1,364 (9) % 3,155 2,789 (12) % China, lower industry and Revenue ($B) $ 35.9 $ 35.8 (0) % $ 74.9 $ 73.0 (3) % launch-related volume impact of all-new Explorer EBIT ($M) $ 1,157 $ 1,373 $ 216 $ 2,889 $ 3,382 $ 493 EBIT Margin (%) 3.2% 3.8% 0.6 ppts 3.9% 4.6% 0.8 ppts Limited-edition, track-only Ford GT Mk II unleashes the next level of Ford GT supercar performance 26

Automotive 2Q 2019 EBIT YoY Bridge ($M) • Automotive EBIT grew 19% YoY • Favorable market factors included positive mix in North America reflecting our franchise strengths and strong pricing in every region Commodities $ (83) • Adverse exchange of $260M Warranty (188) driven by the euro, Argentine Other Contribution Cost (34) Structural Cost (62) peso and rand • Structural cost improved $76M excluding past service pension / Volume / Net Other / OPEB 2Q 2018 Mix Pricing Cost Exchange 2Q 2019 Market Factors $832 27

Automotive Key Financial Trends Wholesale Units (000) Revenue ($B) 1,662 1,493 $39.0 $38.7 1,474 $37.2 1,425 $35.9 $35.8 1,353 1,364 $34.7 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth (2)% (10)% (10)% (16)% (14)% (9)% YoY Growth 7% (3)% 3% 1% (5)% -.% EBIT ($M) EBIT Margin (%) $2,009 5.4% $1,732 4.4% 4.0% 3.8% $1,402 $1,373 3.2% 2.9% $1,157 $1,131 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth (20)% (52)% (25)% (31)% 16% 19% YoY Growth (1.6) ppts (3.3) ppts (1.6) ppts (1.4) ppts 1.0 ppts 0.6 ppts 28

North America Key Metrics SECOND QUARTER YEAR TO DATE 2018 2019 H / (L) 2018 2019 H / (L) • 2Q reduction in wholesale units due to launch-related volume SAAR (M) 21.4 21.2 (1) % 21.5 21.2 (1) % impact of the all-new Explorer U.S. 17.5 17.5 - % 17.6 17.5 (1) % Market Share (%) 14.0% 13.8% (0.2) ppts 13.8% 13.7% (0.1) ppts • Revenue grew as favorable mix U.S. 14.7% 14.3% (0.4) ppts 14.5% 14.3% (0.2) ppts and net pricing offset lower volume Wholesale Units (000) 742 693 (7) % 1,538 1,446 (6) % Revenue ($B) $ 23.7 $ 24.0 1% $ 48.5 $ 49.4 2 % EBIT ($M) $ 1,753 $ 1,696 $ (57) $ 3,688 $ 3,900 $ 212 EBIT Margin (%) 7.4% 7.1% (0.3) ppts 7.6% 7.9% 0.3 ppts Launched the all-new 2020 Explorer, America’s all-time best-selling SUV, with production oversubscribed 29

North America 2Q 2019 EBIT YoY Bridge ($M) • North America EBIT down 3% YoY, reflecting primarily lower volume, including the impact of all-new Explorer launch • Favorable mix and net pricing largely offset cost increases, Commodities $ (37) including higher YoY warranty Warranty (175) Other Contribution Cost (21) expense and pension Structural Cost (152) • Other includes $58M of adverse exchange Volume / Net Other / 2Q 2018 Mix Pricing Cost Exchange 2Q 2019 Market Factors $317 30

North America Key Financial Trends Wholesale Units (000) Revenue ($B) 796 742 738 753 644 693 $25.9 $24.8 $25.4 $23.7 $24.0 $22.3 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth 3% (8)% (1)% -.% (5)% (7)% YoY Growth 3% (3)% 7% 7% 2% 1% EBIT ($M) EBIT Margin (%) $2,205 8.8% 8.7% 7.8% 7.4% 7.6% 7.1% $1,935 $1,960 $1,959 $1,753 $1,696 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth (9)% (25)% 7% 11% 14% (3)% YoY Growth (1.1) ppts (2.1) ppts -. ppts 0.2 ppts 0.9 ppts (0.3) ppts 31

North America U.S. Pickup Performance F-Series Total Sales* (000) F-Series Retail Average Transaction Price** 2017 F-Series Ram 2018 Silverado Segment Avg. Excl. Ford 2019 $46,955 $47,389 229 228 238 230 225 237 234 $46,728 205 214 215 $46,077 $43,857 $44,241 $43,810 $41,698 $42,488 $42,929 $42,796 $40,046 3Q 4Q 1Q 2Q May 2018 Oct 2018 Mar 2018 June 2019 F-Series Share of Segment* Ranger Retail Share of Segment Ranger Tacoma 40.1% 41.0% 13.8% 14.2% $34,712 38.5% Colorado 12.1% $33,804 37.7%37.9% 37.1% 38.2% 38.1% 34.7% 36.0% Frontier $32,259 7.1% 7.5% 3.2% - % $26,175 3Q 4Q 1Q 2Q Dec. Jan. Feb. Mar. Apr. May Jun. Memo: June Retail Avg. Transaction Price** 2018 2019 Best Quarter For Total Pickup Sales Since 2004 * Reflects transactions with (i) retail and fleet customers (as reported by dealers), (ii) government and (iii) Ford management 32 ** J.D. Power Associates Power Information Network Incentive Spend Report as of July 1, 2019

South America Key Metrics • 2Q SAAR YoY decline driven by 56% industry reduction in SECOND QUARTER YEAR TO DATE Argentina 2018 2019 H / (L) 2018 2019 H / (L) • Reduction in wholesale units driven primarily by lower SAAR (M) 4.5 4.4 (2) % 4.6 4.4 (4) % industry volumes and the Brazil 2.5 2.9 16% 2.5 2.8 14 % phase out of South America’s Argentina 0.9 0.4 (56) % 1.0 0.5 (50) % heavy truck, Fiesta and Focus Market Share (%) 8.6% 7.4% (1.2) ppts 8.7% 7.5% (1.2) ppts • South America revenue reflects Wholesale Units (000) 96 75 (22) % 182 143 (21) % lower volume and adverse Revenue ($B) $ 1.5 $ 1.0 (33) % $ 2.8 $ 1.9 (32) % exchange EBIT ($M) $ (178) $ (205) $ (27) $ (327) $ (362) $ (35) EBIT Margin (%) (12.2) % (21.0) % (8.8) ppts (11.7) % (19.1) % (7.4) ppts • Redesign efforts continue toward a more asset-light business model Launching the 2020 Ranger, introducing segment-first driver-assist technology 33

South America 2Q 2019 EBIT YoY Bridge ($M) • South America EBIT down 15% YoY, driven by lower Argentina industry volume and $59M adverse exchange Commodities $(31) • On track for São Bernardo plant Other Inflationary Cost (87) Cost Performance 29 closure by end of the year Volume / Net Other / 2Q 2018 Mix Pricing Cost Exchange 2Q 2019 Market Factors $119 34

South America Key Financial Trends Wholesale Units (000) Revenue ($B) 96 86 94 89 $1.5 68 75 $1.3 $1.3 $1.2 $0.9 $1.0 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth 23% 3% (9)% (17)% (21)% (22)% YoY Growth 22% -.% (19)% (28)% (30)% (33)% EBIT ($M) EBIT Margin (%) (11.2)% (12.2)% (11.8)% $(149) $(152) $(158) (16.4)% (17.0)% $(178) $(199) $(205) (21.0)% 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth 37% (1)% (1)% (5)% (6)% (15)% YoY Growth 10.6 ppts (0.1) ppts (2.4) ppts (5.2) ppts (5.8) ppts (8.8) ppts 35

Europe Key Metrics SECOND QUARTER YEAR TO DATE 2018 2019 H / (L) 2018 2019 H / (L) SAAR (M) 21.6 21.0 (3) % 21.6 21.0 (3) % • 2Q YoY revenue decline of 1% driven by adverse exchange Market Share (%) 6.9% 6.7% (0.2) ppts 7.3% 6.9% (0.4) ppts Wholesale Units* (000) 367 379 3% 816 770 (6) % • #1 CV brand in Europe; launching updated 2T Transit in Revenue ($B) $ 7.6 $ 7.6 (1) % $ 16.5 $ 15.2 (8) % second half EBIT ($M) $ (73) $ 53 $ 126 $ 46 $ 110 $ 64 EBIT Margin (%) (1.0) % 0.7% 1.7 ppts 0.3% 0.7% 0.4 ppts * Includes Ford brand vehicles produced and sold by our unconsolidated affiliate in Turkey (about 15,000 units in 2Q 2018 and 7,000 units in 2Q 2019). Revenue does not include these sales Announced new Ford Puma with mild-hybrid powertrain technology; entry into the fast-growing small utility segment 36

Europe 2Q 2019 EBIT YoY Bridge ($M) Contribution Cost $(64) Structural Cost (31) • Europe EBIT improved $126M YoY, driven by favorable market factors • Market factors improvement of $272M reflecting higher volume and favorable pricing on the strength of commercial vehicles • Cost increase due to $133M of regulatory costs; structural cost flat excluding pension • Adverse exchange of $27M Volume / Net Other / 2Q 2018 Mix Pricing Cost Exchange 2Q 2019 Market Factors $272 37

Europe Key Financial Trends Wholesale Units (000) Revenue ($B) 449 $8.9 367 356 361 391 379 $7.6 $7.4 $7.4 $7.6 $7.6 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth -.% (2)% 4% (13)% (13)% 3% YoY Growth 18% 7% 7% (8)% (14)% (1)% EBIT ($M) EBIT Margin (%) $119 1.3% $57 $53 0.7% 0.7% $(73) (1.0)% $(245) $(199) (3.3)% (2.7)% 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth (43)% (160)% N/M N/M (52)% 173% YoY Growth (1.5) ppts (2.7) ppts (2.5) ppts (3.8) ppts (0.6) ppts 1.7 ppts N/M = Not Measurable 38

China Key Metrics SECOND QUARTER YEAR TO DATE • 2Q revenue, EBIT and margin 2018 2019 H / (L) 2018 2019 H / (L) improved YoY SAAR (M) 28.7 29.2 2% 27.8 28.1 1% • Market share is lower YoY and Market Share (%) 3.2% 2.3% (0.9) ppts 3.2% 2.2% (1.0) ppts up 0.2 ppts. sequentially Wholesale Units* (000) 184 126 (32) % 406 241 (41) % • Lower wholesale volume Revenue ($B) $ 0.6 $ 0.9 48% $ 1.9 $ 1.8 (5) % reflects JV sales EBIT ($M) $ (483) $ (155) $ 328 $ (633) $ (283) $ 350 EBIT Margin (%) (77.9) % (17.0) % 61.0 ppts (34.0) % (16.0) % 18.1 ppts • China consolidated revenue improved 48% YoY, driven by China Unconsolidated Affiliates higher Lincoln volumes Wholesales (000) 174 108 (38) % 369 207 (44) % Ford Equity Income ($M) $ 3 $ 7 156% $ 141 $ (34) (124) % Net Income Margin (%) 0.6% 1.6% 1.0 ppts 5.5% (1.7) % (7.2) ppts * Wholesale units include Ford brand and Jiangling Motors Corporation (JMC) brand vehicles produced and sold in China by our unconsolidated affiliates. Revenue does not include these sales Introducing SYNC+, a new in-vehicle infotainment system built specifically for Chinese customers 39

China 2Q 2019 EBIT YoY Bridge ($M) Consolidated Operations – $324M • China loss narrowed by 68% YoY, due to higher Lincoln volume, favorable tariffs, structural cost reductions and $51M favorable exchange • Dealer inventories in good shape Contribution Cost $13 overall Structural Cost 98 Volume / Net Other / 2Q 2018 Mix Pricing Cost Exchange JVs 2Q 2019 Market Factors $129 40

China Key Financial Trends Wholesale Units (000) Consolidated Revenue ($B) 222 184 171 $1.6 153 $1.2 115 126 $1.2 $0.9 $0.9 $0.6 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth (26)% (32)% (48)% (54)% (48)% (32)% YoY Growth (15)% (60)% (30)% (20)% (31)% 48% EBIT ($M) Ford Equity Income ($M) $138 $3 $7 $(150) $(128) $(155) $(378) $(38) $(41) $(483) $(534) $(213) 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth N/M N/M N/M N/M (15)% 68% YoY Growth (50)% (98)% (116)% N/M (130)% N/M N/M = Not Measurable 41

Asia Pacific Operations Key Metrics SECOND QUARTER YEAR TO DATE 2018 2019 H / (L) 2018 2019 H / (L) SAAR (M) 17.3 16.8 (3) % 17.0 16.8 (1) % • In 2Q, Asia Pacific Operations Market Share (%) 1.9% 1.8% (0.1) ppts 1.9% 1.8% (0.1) ppts revenue was nearly flat despite Wholesale Units (000) 77 70 (9) % 161 146 (9) % a reduction in wholesale units Revenue ($B) $ 1.8 $ 1.8 (1) % $ 3.9 $ 3.6 (7) % and adverse exchange EBIT ($M) $ 89 $ 30 $ (59) $ 120 $ 49 $ (71) EBIT Margin (%) 5.0% 1.7% (3.3) ppts 3.1% 1.3% (1.7) ppts Ranger continues to lead APO sales, up 9% YoY 42

Asia Pacific Operations 2Q 2019 EBIT YoY Bridge ($M) • 2Q Asia Pacific Operations EBIT down $59M YoY, driven by $57M adverse exchange, Contribution Cost $ 96 Structural Cost (14) primarily the Australian dollar Volume / Net Other / 2Q 2018 Mix Pricing Cost Exchange 2Q 2019 Market Factors $(29) 43

Asia Pacific Operations Key Financial Trends Wholesale Units (000) Revenue ($B) 84 82 80 $2.1 77 $2.0 76 $1.9 $1.8 $1.8 $1.8 70 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth 4% (7)% (8)% 3% (10)% (9)% YoY Growth 23% (6)% (2)% 10% (13)% (1)% EBIT ($M) EBIT Margin (%) $170 8.9% $153 7.6% $89 5.0% $31 $19 $30 1.5% 1.0% 1.7% 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth (69)% (38)% (20)% 206% (40)% (66)% YoY Growth (4.5) ppts (2.6) ppts (2.0) ppts 4.8 ppts (0.5) ppts (3.3) ppts 44

Middle East & Africa Key Metrics SECOND QUARTER YEAR TO DATE 2018 2019 H / (L) 2018 2019 H / (L) SAAR (M) 3.9 3.0 (23) % 3.8 3.4 (11) % Market Share (%) 2.6% 3.1% 0.5 ppts 2.8% 2.9% 0.1 ppts • In 2Q, lower Middle East & Africa revenue driven by Wholesale Units (000) 27 21 (22) % 52 43 (17) % volume and adverse exchange Revenue ($B) $ 0.8 $ 0.6 (26) % $ 1.4 $ 1.2 (16) % EBIT ($M) $ 49 $ (45) $ (94) $ (5) $ (31) $ (26) EBIT Margin (%) 6.6% (8.1) % (14.7) ppts (0.4) % (2.7) % (2.3) ppts Built at Silverton Assembly plant, the Ranger Raptor launched in South Africa to positive media and customer reviews 45

Middle East & Africa 2Q 2019 EBIT YoY Bridge ($M) Contribution Cost $(36) Structural Cost 45 • Middle East & Africa EBIT down $94M YoY, explained by $108M adverse exchange, primarily the rand Volume / Net Other / 2Q 2018 Mix Pricing Cost Exchange 2Q 2019 Market Factors $24 46

Middle East & Africa Key Financial Trends Wholesale Units (000) Revenue ($B) 32 27 $0.8 25 25 $0.6 $0.7 22 21 $0.6 $0.6 $0.6 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth (17)% 13% (17)% (9)% (12)% (22)% YoY Growth (1)% 39% (6)% (12)% (6)% (26)% EBIT ($M) EBIT Margin (%) 7.7% $49 $47 6.6% $14 2.4% $(54) $(49) $(45) (8.5)% (7.0)% (8.1)% 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 YoY Growth 28% 200% 184% 26% 126% (193)% YoY Growth 3.1 ppts 15.6 ppts 16.4 ppts 1.3 ppts 10.9 ppts (14.7) ppts 47

Ford Credit 2Q 2019 EBT YoY Bridge ($M) • Ford Credit EBT up 29% • Lease residual reflects benefit from lower supplemental Supplemental Depreciation $ 151 depreciation on vehicles in Auction Performance (76) Ford Credit lease portfolio • Favorable derivatives market Derivatives Market Valuation $ 125 Other 29 valuation primarily reflects lower interest rates Volume / Financing Credit Lease 2Q 2018 Mix Margin Loss Residual Exchange Other 2Q 2019 48

Ford Credit U.S. Automotive Financing Trends Lease Share of Retail Sales (%) Lease Return Vol. (000) and Auction Values** Ford Credit Industry* 36-Month Return Volume $18,950 $18,435 $18,035 $18,465 $17,610 $17,345 31% 31% 30% 29% 29% 30% 68 71 71 71 74 75 23% 23% 23% • Lease share below industry 21% 21% 20% reflecting Ford sales mix 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 • Strong loss metrics reflect Retail Repossession Ratio (%) Retail Charge-Offs ($M) healthy consumer credit and Severity (000) and LTR Ratio (%) conditions Repo Ratio Severity LTR Charge-Offs 1.41% 0.66% 1.17% 1.26% 1.26% 1.24% 0.61% 0.55% 1.13% 0.40% 0.51% 0.39% $10.9 $10.6 $10.9 $10.3 $10.4 $80 $9.8 $70 $61 $65 $47 $45 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 * Source: J.D. Power PIN ** At 2Q 2019 mix 49

Company
Cash Flow ($B)

	SECOND QUARTER 2018	SECOND QUARTER 2019	YEAR TO DATE 2018	YEAR TO DATE 2019
Company Adjusted EBIT*	$ 1.7	$ 1.7	$ 3.9	$ 4.1
Excluding: Ford Credit EBT	(0.7)	(0.8)	(1.3)	(1.6)
Subtotal	$ 1.0	$ 0.8	$ 2.6	$ 2.5
Capital spending	$ (1.9)	$ (1.9)	$ (3.7)	$ (3.5)
Depreciation and tooling amortization	1.4	1.4	2.7	2.7
Net spending	$ (0.5)	$ (0.5)	$ (1.0)	$ (0.8)
Changes in working capital	(2.1)	(0.1)	(1.0)	0.3
Ford Credit distributions	0.5	0.7	1.5	1.3
All other and timing differences	(0.7)	(0.6)	(0.9)	(1.3)
Company adjusted free cash flow*	$ (1.8)	$ 0.2	$ 1.2	$ 2.1
Global Redesign (incl. separations)	-	(0.2)	-	(0.4)
Other transactions with Ford Credit	0.1	-	(0.1)	0.2
Other, including acquisitions and divestitures	(0.2)	(0.5)	(0.5)	(0.5)
Other cash flow excl. debt & distributions	$ (0.1)	$ (0.7)	$ (0.6)	$ (0.7)
Changes in debt	0.2	0.3	0.1	0.3
Funded pension contributions	(0.1)	(0.1)	(0.2)	(0.4)
Shareholder distributions	(0.6)	(0.6)	(1.8)	(1.2)
Debt & Distributions	(0.5)	(0.4)	(1.9)	(1.3)
Change in cash	$ (2.4)	$ (1.0)	$ (1.3)	$ 0.2

* See Appendix for reconciliation to GAAP and definitions

- 2Q Company adj. free cash flow includes impact of Explorer launch and is up $2B YoY
- First half cash flow up 80% YoY driven by Automotive EBIT and Ford Credit distributions
- Global Redesign drove $0.2B of cash outflows in quarter
- Acquisitions and divestitures spend reflects primarily our investment in Rivian

50

Cautionary Note On Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term competitiveness depends on the successful execution of fitness actions; • Industry sales volume, particularly in the United States, Europe, or China, can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including Brexit; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, and other regulations that may change in the future; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. 51

APPENDIX ADDITIONAL MATERIALS Shareholder Distributions A1 RECONCILIATIONS TO GAAP Adjusted EBIT A2 Adjusted Free Cash Flow A3 Adjusted Free Cash Flow – Trailing 5 Quarters A4 Adjusted Earnings Per Share A5 Adjusted Effective Tax Rate A6 Adjusted ROIC A7 Ford Credit Managed Receivables A8 Ford Credit Managed Leverage A9 OTHER Non-GAAP Financial Measures A10 - A11 Definitions and Calculations A12

Company Shareholder Distributions ($B) Supplemental Dividend Anti-Dilutive Share Repurchases $21.0 Regular Dividends $1.7 $3.1 • Planned FY 2019 total shareholder distributions of $2.6B • Declared 2019 third quarter regular dividend of 15¢ per $16.2 share $3.5 $2.3 $2.7 $3.1 $2.6 $0.6 $1.0 $2.4 $1.7 $2.4 $2.4 $2.4 Average 2016 2017 2018 2019 2012 - 2019 2012 - 2015 A153

Company Net Income Reconciliation To Adjusted EBIT ($M) 2Q YTD Memo: 2018 2019 2018 2019 FY 2018 Net income / (Loss) attributable to Ford (GAAP) $ 1,066 $ 148 $ 2,802 $ 1,294 $ 3,677 Income / (Loss) attributable to non-controlling interests 3 2 12 39 18 Net income / (Loss) $ 1,069 $ 150 $ 2,814 $ 1,333 $ 3,695 Less: (Provision for) / Benefit from income taxes (280) (55) (454) (482) (650) Income / (Loss) before income taxes $ 1,349 $ 205 $ 3,268 $ 1,815 $ 4,345 Less: Special items pre-tax (42) (1,205) (19) (1,797) (1,429) Income / (Loss) before special items pre-tax $ 1,391 $ 1,410 $ 3,287 $ 3,612 $ 5,774 Less: Interest on debt (301) (244) (590) (489) (1,228) Adjusted EBIT (Non-GAAP) $ 1,692 $ 1,654 $ 3,877 $ 4,101 $ 7,002 Memo: Revenue ($B) $ 38.9 $ 38.9 $ 80.9 $ 79.2 $ 160.3 Net income margin (GAAP) (%) 2.7% 0.4% 3.5% 1.6% 2.3% Adjusted EBIT margin (%) 4.3% 4.3% 4.8% 5.2% 4.4% A254

Company Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M) 2Q YTD 2018 2019 2018 2019 Net cash provided by / (used in) operating activities (GAAP) $ 4,972 $ 6,463 $ 8,486 $ 10,007 Less: Items not included in Company Adjusted Free Cash Flows Ford Credit free cash flows 5,907 5,267 5,592 6,385 Funded pension contributions (72) (106) (160) (400) Global Redesign (including separations) (18) (222) (34) (358) Other, net (112) 175 (59) 153 Add: Items included in Company Adjusted Free Cash Flows Automotive and Mobility capital spending (1,898) (1,911) (3,667) (3,531) Ford Credit distributions 450 650 1,463 1,325 Settlement of derivatives 114 86 (47) 60 Pivotal conversion to a marketable security 263 - 263 - Company adjusted free cash flow (Non-GAAP) $ (1,804) $ 174 $ 1,159 $ 2,081 A3A1055

Company

Reconciliation To Company Adjusted Free Cash Flow ($M)

	1Q 2018	2Q 2018	3Q 2018	4Q 2018	1Q 2019	2Q 2019
Net cash provided by / (Used in) operating activities (GAAP)	$ 3,514	$ 4,972	$ 5,179	$ 1,357	$3,544	$6,463
Less: Items Not Included in Company Adjusted Free Cash Flows						
Ford Credit operating cash flows	(315)	5,907	3,811	(1,232)	1,118	5,267
Funded pension contributions	(88)	(72)	(123)	(153)	(294)	(106)
Global Redesign (including separations)	(16)	(18)	(28)	(117)	(136)	(222)
Other, net	53	(112)	146	(21)	(22)	175
Add: Items Included in Company Adjusted Free Cash Flows						
Automotive and Mobility capital spending	(1,769)	(1,898)	(1,968)	(2,102)	(1,620)	(1,911)
Ford Credit distributions	1,013	450	600	660	675	650
Settlement of derivatives	(161)	114	109	70	(26)	86
Pivotal conversion to a marketable security	-	263	-	-	-	-
Company adjusted free cash flow (Non-GAAP)	$ 2,963	$ (1,804)	$ 115	$ 1,507	$ 1,907	$ 174
Cash Conversion Calculation						
Company Adj. free cash flow (Non-GAAP) (sum of Trailing Four Qtrs)		$ 2,089				$ 3,703
Adj. EBIT (Non-GAAP) (sum of Trailing Four Qtrs)		$ 8,190				$ 7,226
Adj. free cash conversion (Non-GAAP) (Trailing Four Qtrs)*		26%				51%

* Most comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford is equivalent to 241% in 2Q 2018 and 763% in 2Q 2019

A4

Company Earnings Per Share Reconciliation To Adjusted Earnings Per Share 2Q YTD 2018 2019 2018 2019 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) $ 1,066 $ 148 $ 2,802 $ 1,294 Less: Impact of pre-tax and tax special items (33) (989) $ (14) $ (1,574) Less: Non-controlling interests impact of Russia restructuring - - - (35) Adjusted net income – diluted (Non-GAAP) $ 1,099 $ 1,137 $ 2,816 $ 2,903 Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,977 3,984 3,976 3,979 Net dilutive options, unvested restricted stock units and restricted stock 22 29 22 26 Diluted shares 3,999 4,013 3,998 4,005 Earnings per share – diluted (GAAP) $ 0.27 $ 0.04 $ 0.70 $ 0.32 Less: Net impact of adjustments - (0.24) - (0.40) Adjusted earnings per share – diluted (Non-GAAP) $ 0.27 $ 0.28 $ 0.70 $ 0.72 A557

Company Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate 2019 Memo: 2Q YTD FY 2018 Pre-Tax Results ($M) Income / (Loss) before income taxes (GAAP) $ 205 $ 1,815 $ 4,345 Less: Impact of special items (1,205) (1,797) (1,429) Adjusted earnings before taxes (Non-GAAP) $ 1,410 $ 3,612 $ 5,774 Taxes ($M) (Provision for) / Benefit from income taxes (GAAP) $ (55) $ (482) $ (650) Less: Impact of special items 216 223 (88) Adjusted (provision for) / benefit from income taxes (Non-GAAP) $ (271) $ (705) $ (562) Tax Rate (%) Effective tax rate (GAAP) 26.6% 26.5% 15.0% Adjusted effective tax rate (Non-GAAP) 19.2% 19.5% 9.7% A658

Company Adjusted ROIC ($B) Four Quarters Ending 2Q 2018 2Q 2019 Adjusted Net Operating Profit After Cash Tax Net income attributable to Ford $ 6.9 $ 2.2 Add: Non-controlling interest - - Less: Income tax - (0.7) Add: Cash tax (0.6) (0.8) Less: Interest on debt (1.2) (1.1) Less: Total pension / OPEB income / (cost) 0.7 (0.8) Add: Pension / OPEB service costs (1.2) (1.1) Net operating profit after cash tax $ 5.6 $ 3.0 Less: Special items (excl. pension / OPEB) pre-tax (0.3) (2.3) Adj. net operating profit after cash tax $ 5.9 $ 5.3 Invested Capital Equity $ 36.5 $ 36.1 Redeemable non-controlling interest 0.1 - Debt (excl. Ford Credit) 16.2 14.6 Net pension and OPEB liability 11.7 11.5 Invested capital (end of period) $ 64.5 $ 62.2 Average invested capital $ 64.7 $ 62.8 Adjusted ROIC (Non-GAAP)* 9.2% 8.5% * Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters A759

Ford Credit Total Net Receivables Reconciliation To Managed Receivables ($B) 2017 2018 2018 2019 Dec 31 Jun 30 Dec 31 Jun 30 Ford Credit finance receivables, net (GAAP)* $ 108.4 $ 107.7 $ 109.9 $ 107.6 Net investment in operating leases (GAAP)* 26.7 27.3 27.4 27.7 Consolidating adjustments** 7.6 8.2 8.9 8.1 Total net receivables $ 142.7 $ 143.2 $ 146.3 $ 143.4 Ford Credit unearned interest supplements and residual support 6.1 6.4 6.8 6.9 Allowance for credit losses 0.6 0.6 0.6 0.5 Other, primarily accumulated supplemental depreciation 1.1 1.3 1.2 1.1 Total managed receivables (Non-GAAP) $ 150.5 $ 151.5 $ 154.9 $ 151.9 * Includes finance receivables (retail and wholesale) sold for legal purposes and net investment in operating leases included in securitization transactions that do not satisfy the requirements for accounting sale treatment. These receivables and operating leases are reported on Ford Credit’s balance sheet and are available only for payment of the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors ** Primarily includes Automotive segment receivables purchased by Ford Credit which are classified to Trade and other receivables on our consolidated balance sheet. Also includes eliminations of intersegment transactions A860

Ford Credit

Financial Statement Leverage Reconciliation To Managed Leverage ($B)

	2018 June 30	2018 Dec 31	2019 Mar 31	2019 June 30
Leverage Calculation				
Total debt*	$ 136.7	$ 140.1	$ 142.9	$ 141.5
Adjustments for cash**	(10.7)	(10.2)	(12.8)	(14.1)
Adjustments for derivative accounting***	0.5	0.2	(0.1)	(0.6)
Total adjusted debt	$ 126.5	$ 130.1	$ 130.0	$ 126.8
Equity****	$ 15.3	$ 15.0	$ 14.9	$ 14.9
Adjustments for derivative accounting***	(0.2)	(0.2)	(0.2)	(0.1)
Total adjusted equity	$ 15.1	$ 14.8	$ 14.7	$ 14.8
Financial statement leverage (to 1) (GAAP)	8.9	9.4	9.6	9.5
Managed leverage (to 1) (Non-GAAP)	8.3	8.8	8.8	8.6

* Includes debt issued in securitization transactions and payable only out of collections on the underlying securitized assets and related enhancements. Ford Credit holds the right to receive the excess cash flows not needed to pay the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions

** Cash and cash equivalents, and Marketable securities reported on Ford Credit's balance sheet, excluding amounts related to insurance activities

*** Related primarily to market valuation adjustments to derivatives due to movements in interest rates. Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings

**** Total shareholder's interest reported on Ford Credit's balance sheet

A9

Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT margin is Company adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in non-controlling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. A1062

Non-GAAP Financial Measures That Supplement GAAP Measures • Company Adjusted Free Cash Flow (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, separation payments, and other items that are considered operating cash outflows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company adjusted free cash flow, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities. • Adjusted Free Cash Conversion (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford) – Company Adjusted Free Cash Conversion is Company adjusted free cash flow divided by Company Adjusted EBIT. This non-GAAP measure is useful to management and investors because it allows users to evaluate how much of Ford's Adjusted EBIT is converted into cash flow. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension/OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension/OPEB liability. • Ford Credit Managed Receivables – (Most Comparable GAAP Measure: Net Finance Receivables plus Net Investment in Operating Leases) – Measure of Ford Credit’s Total net receivables, excluding unearned interest supplements and residual support, allowance for credit losses, and other (primarily accumulated supplemental depreciation). The measure is useful to management and investors as it closely approximates the customer’s outstanding balance on the receivables, which is the basis for earning revenue. • Ford Credit Managed Leverage (Most Comparable GAAP Measure: Financial Statement Leverage) – Ford Credit’s debt-to-equity ratio adjusted (i) to exclude cash, cash equivalents, and marketable securities (other than amounts related to insurance activities), and (ii) for derivative accounting. The measure is useful to investors because it reflects the way Ford Credit manages its business. Cash, cash equivalents, and marketable securities are deducted because they generally correspond to excess debt beyond the amount required to support operations and on-balance sheet securitization transactions. Derivative accounting adjustments are made to asset, debt, and equity positions to reflect the impact of interest rate instruments used with Ford Credit’s term-debt issuances and securitization transactions. Ford Credit generally repays its debt obligations as they mature, so the interim effects of changes in market interest rates are excluded in the calculation of managed leverage. A1163

Definitions And Calculations Automotive Records • References to Automotive records for EBIT margin and business units are since at least 2009 Wholesales and Revenue • Wholesale unit volumes include all Ford and Lincoln badged units (whether produced by Ford or by an unconsolidated affiliate) that are sold to dealerships, units manufactured by Ford that are sold to other manufacturers, units distributed by Ford for other manufacturers, and local brand units produced by our China joint venture, Jiangling Motors Corporation, Ltd. (“JMC”), that are sold to dealerships. Vehicles sold to daily rental car companies that are subject to a guaranteed repurchase option (i.e., rental repurchase), as well as other sales of finished vehicles for which the recognition of revenue is deferred (e.g., consignments), also are included in wholesale unit volumes. Revenue from certain vehicles in wholesale unit volumes (specifically, Ford badged vehicles produced and distributed by our unconsolidated affiliates, as well as JMC brand vehicles) are not included in our revenue Industry Volume and Market Share • Industry volume and market share are based, in part, on estimated vehicle registrations; includes medium and heavy duty trucks SAAR • SAAR means seasonally adjusted annual rate Company Cash • Company cash includes cash, cash equivalents, marketable securities and restricted cash; excludes Ford Credit’s cash, cash equivalents, marketable securities and restricted cash Market Factors • Volume and Mix – primarily measures EBIT variance from changes in wholesale volumes (at prior-year average contribution margin per unit) driven by changes in industry volume, market share, and dealer stocks, as well as the EBIT variance resulting from changes in product mix, including mix among vehicle lines and mix of trim levels and options within a vehicle line • Net Pricing – primarily measures EBIT variance driven by changes in wholesale prices to dealers and marketing incentive programs such as rebate programs, low-rate financing offers, special lease offers and stock accrual adjustments on dealer inventory • Market Factors exclude the impact of unconsolidated affiliate wholesales Return On Equity (ROE) • Reflects an annualized return on equity. This metric is calculated by taking net income for the period divided by average equity for the period and annualizing the result by dividing by the number of days in the quarter and multiplying by 365 Earnings Before Taxes (EBT) • Reflects Income before income taxes Pension Funded Status • Current period balances reflect net underfunded status at December 31, 2018, updated for service and interest cost, expected return on assets, settlement gain and associated interim remeasurement (where applicable), separation expense, actual benefit payments and cash contributions. For plans without interim remeasurement, the discount rate and rate of expected return assumptions are unchanged from year-end 2018 Note: Calculated results may not sum due to rounding A1264